Exhibit 99.8(d)(ii)

AMENDMENT TO PROTECTIVE LIFE INSURANCE COMPANY
PARTICIPATION AGREEMENT

Protective Life Insurance Company, Investment Distributors, Inc., Franklin Templeton Variable Insurance Product Trust (only on behalf of each Portfolio listed on Schedule C), and Franklin/Templeton Distributors, Inc., hereby amend the Participation Agreement (“Agreement”) dated November 30th, 2020, as amended, by doing the following:

  Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

  Schedule C. Schedule C of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule C.

  Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 31st day of March, 2021.

The Trust:
Franklin Templeton Variable Insurance Products Trust
Only on behalf of each
Portfolio listed on
Schedule C hereof.

By: /s/ Steven Gray

Name:

Title:

The Underwriter:
Franklin/Templeton Distributors, Inc.

By: /s/ Yaqub Ahmed

Name:

Title:

The Company:
Protective Life Insurance Company

By: /s/ Steve Cramer

Name: Steve Cramer

Title: Chief Product Officer – Retirement Division

Distributor for the Company:
Investment Distributors, Inc.

By: /s/ Barry Brown

Name: Barry K Brown

Title: VP, Operations

Schedule B

Accounts of the Company

Name of Account	SEC Registration Yes/No
PLICO Variable Annuity Account S	Yes
Protective COLI VUL Separate Account	Yes
Protective COLI PPVUL Separate Account Protective Variable Annuity Separate Account Protective Variable Life Separate Account	No Yes Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

#	Class/Funds of the Trust	Class of Shares
1.	Franklin Flex Cap Growth VIP Fund	Class 2
2.	Franklin Strategic Income VIP	Class 2
3.	Templeton Global Bond VIP	Class 2
4.	Franklin Income VIP	Class 2
5.	Franklin Rising Dividends VIP	Class 2
6.	Templeton Developing Markets VIP Fund	Class 2
7.	Franklin Small Mid Cap Growth VIP	Class 2
8.	Franklin Small Cap Value VIP	Class 2
9.	Franklin US Government Securities VIP	Class 2
10.	Templeton Foreign VIP Fund	Class 2
11.	Templeton Growth VIP Fund	Class 2
12.	Franklin Mutual Shares VIP Fund	Class 2
13.	Franklin Growth and Income VIP Fund	Class 1
14.	Franklin Income VIP Fund	Class 1
15.	Templeton Developing Markets VIP Fund	Class 1
16.	Franklin Mutual Global Discovery VIP	Class 2
In addition to portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)
the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) (“Notice”) identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Separate Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)
we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Separate Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

Form of Notice Pursuant to Schedule C of Participation Agreement

To:
General Counsel c/o
Aivy Castillo (linda.lai@franklintempleton.com) or
Kevin Kirchoff (kevin.kirchoff@franklintempleton.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway,
Bldg. 920, 2nd Floor
San Mateo, CA  94402

With respect to the following agreement(s) (altogether, the “Agreement”)
(please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios
Listing of current classes for your reference:
Class 1 (no 12b-1 fee);
Class 2 (12b-1 fee of 25 bps);
Class 4 (12b-1 fee of 35 bps); or
Class 5 (12b-1 fee of 10 bps).

Offering Date(s)

Name and title of authorized person of insurance company:
Contact Information: